EXHIBIT D
                               FROM TAX DEPARTMENT



                       CENTRAL AND SOUTH WEST CORPORATION
                            AND SUBSIDIARY COMPANIES

                        AGREEMENT FOR FILING CONSOLIDATED
                        FEDERAL INCOME TAX RETURN AND FOR
                       ALLOCATION OF CONSOLIDATED FEDERAL
                       INCOME TAX LIABILITIES AND BENEFITS

                              DATED APRIL 30, 1997

     Central and South West Corporation, a registered public utility holding company, and its Subsidiaries (collectively referred to as "the Parties") hereby agree to annually join in the filing of a consolidated Federal income tax return and to allocate the consolidated Federal income tax liabilities and benefits among the members of the consolidated group in accordance with the provisions of this Agreement.

1.    PARTIES TO THE AGREEMENT
                                                             Federal Employer
      Company and Address                                  Identification Number
      --------------------------------------------------------------------------

      Central and South West Corporation                              51-0007707
      Dallas, Texas

      Central Power and Light Company                                 74-0550600
      Corpus Christi, Texas

      Public Service Company of Oklahoma                              73-0410895
      Tulsa, Oklahoma

      Southwestern Electric Power Company                             72-0323455
      Shreveport, Louisiana

      West Texas Utilities Company                                    75-0646790
      Abilene, Texas

      Transok, Inc.                                                   73-0625667
      Tulsa, Oklahoma

      Central and South West Services, Inc.                           75-1296566
      Dallas, Texas

      CSW Leasing, Inc.                                               75-2013749
      Dallas, Texas

      CSW Credit, Inc.                                                75-2055555
      Dallas, Texas

      CSW Energy, Inc.                                                75-1901710
      Dallas, Texas

      CSW Power Marketing, Inc.                                       75-2696741
      Dallas, Texas

      Ash Creek Mining Company                                        73-1008093
      Tulsa, Oklahoma

      Transok Gas Company                                             75-2142711
      Tulsa, Oklahoma

      Transok Gas Processing Company                                  73-1398682
      Tulsa, Oklahoma

      Transok Properties, Inc.                                        73-1414200
      Tulsa, Oklahoma

      Southwest Arkansas Utilities Corp.                              71-6052763
      DeQueen, Arkansas

      CSW Development-I, Inc.                                         75-2370921
      Dallas, Texas

      CSW Development-II, Inc.                                        75-2439272
      Dallas, Texas

      CSW Ft. Lupton, Inc.                                            75-2474488
      Dallas, Texas

      Noah I Power G.P., Inc.                                         33-0489753
      Dallas, Texas

      CSW Orange, Inc.                                                75-2505862
      Dallas, Texas

      CSW Communications, Inc.                                        75-2548781
      Dallas, Texas

      CSWC Southwest Holding, Inc.                                    74-2803758
      Dallas, Texas

      CSWC TeleChoice Management, Inc.                                74-2803759
      Dallas, Texas

      CSWC TeleChoice, Inc.                                           74-2803760
      Dallas, Texas

      CSW International, Inc.                                         75-2569322
      Dallas, Texas

      CSW Mulberry, Inc.                                              75-2523281
      Dallas, Texas

      Newgulf Power Venture, Inc.                                     75-2562614
      Dallas, Texas

      CSW Nevada, Inc.                                                75-2562610
      Dallas, Texas

      Enershop, Inc.                                                  75-2613053
      Dallas, Texas

      CSW International (U.K.), Inc.                                  75-2638928
      Dallas, Texas

      CSW International Two, Inc.                                     75-2638929
      Dallas, Texas

      CSW International Three, Inc.                                   75-2638930
      Dallas, Texas

      CSW Mulberry II, Inc.                                           75-2562612
      Dallas, Texas

      CSW Orange II, Inc.                                             75-2562609
      Dallas, Texas

      CSW Development-3, Inc.                                         75-2638922
      Dallas, Texas

      CSW Northwest GP, Inc.                                          75-2638926
      Dallas, Texas

      CSW Northwest LP, Inc.                                          75-2638925
      Dallas, Texas

      CSW Sweeny GP I, Inc.                                           75-2627173
      Dallas, Texas

      CSW Sweeny GP II, Inc.                                          75-2627175
      Dallas, Texas

      CSW Sweeny LP I, Inc.                                           75-2627176
      Dallas, Texas

      CSW Sweeny LP II, Inc.                                          75-2627177
      Dallas, Texas


2.   DEFINITIONS
     "CONSOLIDATED TAX" is the aggregate current Federal income tax liability for a tax year, being the tax shown on the consolidated Federal income tax return and any adjustments thereto.

     "CORPORATE TAXABLE INCOME" is the taxable income of a subsidiary company for a tax year, computed as though such company had filed a separate return on the same basis as used in the consolidated return, except that dividend income from subsidiary companies shall be disregarded, and other intercompany transactions, eliminated in consolidation, shall be given appropriate effect.

     "CORPORATE TAXABLE LOSS" is the taxable loss of a subsidiary company for a tax year, computed as though such company had filed a separate return on the same basis as used in the consolidated return, except that dividend income from subsidiary companies shall be disregarded, and other intercompany transactions, eliminated in consolidation, shall be given appropriate effect.

     These definitions shall apply, as appropriate, in the context of the Alternative Minimum Tax ("AMT").

3.   TAX ALLOCATION PROCEDURES
     The consolidated tax shall be allocated among the members of the group consistent with Rule 45(c) of the Public Utility Holding Company Act of 1935, utilizing the "separate return corporate taxable income" method, in the following manner:
          (a) Intercompany transactions eliminated by consolidation entries which affect the consolidated taxable income will be restored to the appropriate member for the purpose of computing separate return corporate taxable income or loss.

          (b) The consolidated regular tax, exclusive of the AMT & Foreign Tax Credit ("FTC") and calculated prior to the reduction for any credits including the AMT & FTC credit, will be allocated among the members of the group based on the ratio of each member's separate return corporate taxable income to the total separate return corporate taxable income.

          (c) The consolidated AMT and the Environmental Tax will be allocated among the members of the group based on the ratio of each member's separate return corporate Alternative Minimum Taxable Income ("AMTI") to the total separate corporate return AMTI.

          (d) With the exception of the parent corporation, each member of the group having a separate return corporate taxable loss will be included in the allocation of the regular consolidated tax. Such loss members will receive current payment for the reduction in the regular consolidated tax liability resulting from the inclusion of the losses of such members in the consolidated return.

          Any regular tax savings in consolidation will be allocated to the members of the group having separate return corporate taxable income as provided in sub-section (b). If the aggregate of the member's separate return corporate taxable losses are not entirely utilized on the current year's consolidated return, the consolidated carry-back to the applicable prior tax year(s) will be allocated in accordance with section 6.

          (e) The tax allocated to any member of the group shall not exceed the separate return tax of such member.

          (f) General business credits, other tax credits and capital losses shall be equitably allocated to those members whose investments or contributions generated the credit or capital loss.

          If the credit or capital loss can not be entirely utilized to offset consolidated tax, the credit or capital loss carryover shall be equitably allocated on a separate return basis to those members whose investments or contributions generated the credit or capital loss.

          (g) In the event a portion of the consolidated AMT is not allocable to members because of the limitation in sub-section (e), the parent corporation will pay the unallocated AMT. Such unallocated AMT will be carried forward, and, if appropriate, allocated to applicable members in subsequent taxable years to the extent allowed under sub-section
          (e). If any remaining unallocated AMT is recovered on a consolidated basis in a subsequent year by the reduction of the consolidated regular tax by the AMT credit, the parent corporation will receive the entire tax benefit of such recovery until the unallocated AMT is eliminated.

4.   EXCLUDED SUBSIDIARY COMPANIES
     Prior to the 1991 tax year, CSW Leasing, Inc. and CSW Energy, Inc. were excluded from the tax allocation pursuant to Rule 45(c)(4) and the tax benefits attributable to such companies' losses and credits were allocated to the parent corporation. These excluded companies retain separate return carryover rights for the losses and credits availed of by the parent corporation through the consolidated return. On future consolidated tax allocations, the parent corporation shall pay such companies for the previously allocated tax benefits to the extent the companies are able to offset separate return corporate taxable income with such carryovers.

5.   PARENT CORPORATION LOSS
     Any regular tax savings in consolidation from the parent corporation, excluding the effects of extraordinary items, shall be allocated to those members which have separate return corporate taxable income in the same manner as the consolidated tax is allocated. Members having a separate return corporate taxable loss will not participate in the allocation of the parent company loss.

6.   TAX ADJUSTMENTS
     In the event the consolidated tax liability is subsequently revised by Internal Revenue Service audit adjustments, amended returns, claims for refund, or otherwise, such changes shall be allocated in the same manner as though the adjustments on which they are based had formed part of the original consolidated return.

7.   EFFECTIVE DATE
     This Agreement is effective for the allocation of the current Federal income tax liabilities of the Parties for the tax year 1996 and all subsequent years until this Agreement is revised in writing.

8.   APPROVAL
     This Agreement is subject to the approval of the Securities and Exchange Commission. A copy of this Agreement will be filed as an exhibit to the Form U5S Annual Report to the Securities and Exchange Commission by Central and South West Corporation for the year ended December 31, 1996.

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned, duly authorized, have signed this Agreement on behalf of the Parties indicated.

                                     Central and South West Corporation


                                  By
                                       --------------------------------
                                        Lawrence B. Connors, Controller



                                     Central and South West Services, Inc.


                                  By         /s/ E.R. Brooks
                                      ---------------------------------
                                      Chairman and Chief Executive Officer

                                     Central Power and Light Company


                                  By         /s/ M. Bruce Evans
                                      ---------------------------------
                                      President



                                     Public Service Company of Oklahoma


                                  By         /s/ T.D. Churchwell
                                      ---------------------------------
                                      President



                                      Southwestern Electric Power Company


                                  By         /s/ Michael D. Smith
                                      ---------------------------------
                                      President



                                      West Texas Utilities Company


                                  By         /s/ Floyd W. Nickerson
                                      ---------------------------------
                                      President



                                      Transok, Inc.
                                      Transok Gas Company
                                      Transok Gas Processing Company
                                      Transok Properties, Inc.


                                  By         /s/ A. Dean Fuller
                                      ---------------------------------
                                      President and Chief Executive Officer



                                      CSW Mulberry, Inc.
                                      CSW Mulberry II, Inc.
                                      Newgulf Power Venture, Inc.
                                      CSW Nevada, Inc.
                                      CSW Energy, Inc.

                                      CSW Development-I, Inc.
                                      CSW Development-II, Inc.
                                      CSW Development-3, Inc.
                                      CSW Ft. Lupton, Inc.
                                      Noah I Power G.P., Inc.
                                      CSW Orange, Inc.
                                      CSW Orange II, Inc.
                                      CSW Northwest GP, Inc.
                                      CSW Northwest LP, Inc.
                                      CSW Sweeny GP I, Inc.
                                      CSW Sweeny GP II, Inc.
                                      CSW Sweeny LP I, Inc.
                                      CSW Sweeny LP II, Inc.


                                  By         /s/ Terry D. Dennis
                                      ---------------------------------
                                      President and Chief Executive Officer



                                      CSW Credit, Inc.


                                  By         /s/ Glenn D. Rosilier
                                      ---------------------------------
                                      President



                                      CSW Leasing, Inc.


                                  By         /s/ Glenn D. Rosilier
                                      ---------------------------------
                                      President



                                      Enershop, Inc.


                                  By         /s/ Richard H. Bremer
                                      ---------------------------------
                                      President



                                      Ash Creek Mining Company

                                  By         /s/ E. Michael Williams
                                      ---------------------------------
                                      President



                                      Southwest Arkansas Utilities Corporation


                                  By         /s/ Thomas H. DeWeese
                                      ---------------------------------
                                      President



                                      CSW Communications, Inc.
                                      CSWC Southwest Holding, Inc.
                                      CSWC TeleChoice Management, Inc.
                                      CSWC TeleChoice, Inc.



                                  By         /s/ Donald A. Shahan
                                      ---------------------------------
                                      President



                                      CSW International, Inc.
                                      CSW International (U.K.), Inc.
                                      CSW International Two, Inc.
                                      CSW International Three, Inc.



                                  By         /s/ Terry D. Dennis
                                      ---------------------------------
                                      President



                                      CSW Power Marketing, Inc.


                                  By         /s/ Terry D. Dennis
                                      ---------------------------------
                                      President